Exhibit 99.1

Phototron, Inc.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Phototron, Inc.

We have audited the accompanying balance sheets of Phototron, Inc. as of December 31, 2010 and 2009 and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Phototron, Inc. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WEINBERG & COMPANY, P.A.

Weinberg & Company, P.A.
Los Angeles, California
March 9, 2011

Phototron, Inc.

Balance Sheets

	December 31,	December 31,
	2010	2009
ASSETS
Current Assets
Cash	$15,042	$60,709
Inventories	53,593	20,647
Prepaid expenses and other current assets	2,085	132

Total current assets	70,720	81,488

Lease deposit	3,360	3,360

Total Assets	$74,080	$84,848

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable	$76,095	$17,911
Accrued liabilities	7,181	12,732
Current portion of notes payable	22,716	31,900
Note payable, related party	64,000	44,000

Total current liabilities	169,992	106,543

Notes payable, net of current portion	-	22,716

Total liabilities	169,992	129,259

Commitments and contingencies

Stockholders' deficiency
Common stock, $0.001 par value; 3,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Accumulated deficit	(96,912)	(45,411)

Total stockholders' deficiency	(95,912)	(44,411)

Total Liabilities and Stockholders' Deficiency	$74,080	$84,848

See accompanying notes to these financial statements.

Phototron, Inc.

 Statements of Operations

	For the year ended	For the year ended
	December 31, 2010	December 31, 2009
Revenue	$449,564	$482,898

Cost of goods sold	223,126	284,460

Gross profit	226,438	198,438

General and administrative expenses	275,249	184,613

Income (loss) from operations	(48,811)	13,825

Interest expense, net of interest income	2,690	5,239

Net income (loss)	$(51,501)	$8,586

Weighted average shares outstanding -basic and diluted	1,000,000	1,000,000

Earnings (loss) per share - basic and diluted	$(0.05)	$0.01

See accompanying notes to these financial statements.

Phototron, Inc.

 Statements of Cash Flows

	For the year ended	For the year ended
	December 31, 2010	December 31, 2009
Cash Flows from Operating Activities
Net income (loss)	$(51,501)	$8,586

Changes in operating assets and liabilities
Inventories	(32,946)	4,118
Prepaid expenses and other current assets	(1,953)	(95)
Accounts payable	58,184	(3,374)
Accrued liabilities	(5,551)	(629)

Net cash provided by (used in) operating activities	(33,767)	8,606

Cash Flows from Financing Activities
Principal payments on note payable	(31,900)	(29,570)
Proceeds from related party notes payable	20,000	29,820

Net cash provided by (used in) financing activities	(11,900)	250

Net (decrease) increase in cash	(45,667)	8,856

Cash Beginning of Year	60,709	51,853

Cash End of Year	$15,042	$60,709

Supplemental Cash Flow Information

Cash paid for interest	$3,057	$5,387

See accompanying notes to these financial statements.

Phototron, Inc.

Statements of Stockholders’ Deficiency

For the Years Ended December 31, 2010 and 2009

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance, December 31, 2008	1,000,000	$1,000	$(53,997)	$(52,997)

Net income	-	-	8,586	8,586

Balance, December 31, 2009	1,000,000	1,000	(45,411)	(44,411)

Net loss	-	-	(51,501)	(51,501)

Balance, December 31, 2010	1,000,000	$1,000	$(96,912)	$(95,912)

See accompanying notes to these financial statements.

Phototron, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE 1 – DESCRIPTION OF BUSINESS

Phototron, Inc. (the “Company”) was incorporated in California in 2002.  The Company designs and manufactures indoor mini-greenhouses capable of growing almost any herb, vegetable, flower, fruit or terrestrial plant better, stronger and faster than traditional farming methods. The Company also formulates and sells horticultural seeds, mineral nutrient solutions, growing mediums and germination kits to facilitate hydroponic gardening through the use of its Phototron Units, in addition to replacement parts for its Phototron Units to facilitate moderate customization.  The Company markets its products under the Phototron brand name.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Those estimates and assumptions include estimates of sales returns, inventory reserves and accruals for potential liabilities.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of less than three months at the date of purchase to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market and are accounted for on a first-in, first-out basis.  Management analyzes historical and prospective sales data to estimate obsolescence.  The Company did not record any reserve for obsolescence during the years ended December 31, 2010 or 2009.

Income Taxes

Current income tax expense is the amount of income taxes expected to be payable for the current year.  A deferred income tax asset or liability is established for the expected future consequences of temporary differences in the financial reporting and tax bases of assets and liabilities.  The Company considers future taxable income and ongoing, prudent and feasible tax planning strategies, in assessing the value of its deferred tax assets.  If the Company determines that it is more likely than not that these assets will not be realized, the Company will reduce the value of these assets to their expected realizable value, thereby decreasing net income.  Evaluating the value of these assets is necessarily based on the Company’s judgment.  If the Company subsequently determined that the deferred tax assets, which had been written down, would be realized in the future, the value of the deferred tax assets would be increased, thereby increasing net income in the period when that determination was made.

Phototron, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Revenue

Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, and collection of the sale is reasonably assured.  A product is not shipped without an order from the customer and the completion of credit acceptance procedures.  As substantially all sales are cash or credit card sales the Company did not maintain a reserve for bad debt as of December 31, 2010 and 2009.

Sales Returns

The Company allows customers to return defective products when they meet certain established criteria as outlined in its sales terms and conditions.  It is the Company’s practice to regularly review and revise, when deemed necessary, its estimates of sales returns, which are based primarily on actual historical return rates.  The Company records estimated sales returns as reductions to sales, cost of sales, and accounts receivable and an increase to inventory.  Returned products which are recorded as inventory are valued based upon the amount the Company expects to realize upon its subsequent disposition.

Warranty Costs

Estimated future warranty obligations related to certain products are provided by charges to operations in the period in which the related revenue is recognized.  Estimates are based, in part, on historical experience.

Shipping and Handling Fees and Cost

For the years ended December 31, 2010 and 2009, shipping and handling fees billed to customers of $65,970 and $72,424, respectively were included in revenues.  For the years ended December 31, 2010 and 2009 shipping and handling costs of $45,950 and $51,578, respectively, were included in cost of goods sold.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expenses in the amount of $39,251 and $61,226, for the years ended December 31, 2010 and 2009, respectively.

Fair Value of Financial Instruments

On January 1, 2009, the Company adopted all of the provisions of Financial Accounting Standards Board Accounting Standards Codification, (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) which provides guidance on how to measure assets and liabilities that use fair value.  ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement, and expands disclosures about fair value measurements.  The three levels are defined as follows:

Phototron, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Level 1—	Quoted prices in active markets for identical assets or liabilities.
Level 2—	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.
Level 3—	Unobservable inputs based on the Company's assumptions.

The Company had no such assets or liabilities recorded to be valued on the basis above at December 31, 2010 and 2009.

Earnings Per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to Common Stockholders by the weighted average number of shares of Common Stock outstanding during the year.  Diluted earnings (loss) per share is computed by dividing the net income (loss) applicable to Common Stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method.  The Company currently has no dilutive securities and as such, basic and diluted loss per share are the same for all periods presented.

Liquidity

During the year ended December 31, 2010, the Company had a net loss of $51,501 and used cash in operations of $33,767.  At December 31, 2010, the Company had a working capital deficit of $99,272 and a stockholders’ deficiency of $95,912.  Through December 31, 2010, the Company has relied on funds generated from operations and on advances from stockholders.  From January 13, 2011 to February 14, 2011, the Company raised $999,999 through the sale of 666,666 shares of common stock (see Note 7).  The Company believes the cash and the forecasted cash flow from operations will be sufficient to continue operations through fiscal 2011.

Recently Issued Accounting Pronouncements

In April 2010, the FASB issued new accounting guidance to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition.  Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity.  The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  The Company does not expect adoption of this standard will have a material impact on its consolidated financial statements.

Phototron, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

In January 2010, the FASB issued new accounting guidance which requires new disclosures regarding transfers in and out of Level 1 and Level 2 fair value measurements, as well as requiring presentation on a gross basis of information about purchases, sales, issuances and settlements in Level 3 fair value measurements.  The guidance also clarifies existing disclosures regarding level of disaggregation, inputs and valuation techniques.  The new guidance is effective for interim and annual reporting periods beginning after December 15, 2009.  Disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010.  As this guidance requires only additional disclosure, there should be no impact on the financial statements of the Company upon adoption.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3 – INVENTORIES

Inventories are comprised of the following as of:

	December 31, 2010	December 31, 2009
Raw Materials	$50,683	$18,067
Work in Process	2,532	2,580
Finished Goods	378	-
	$53,593	$20,647

NOTE 4 – NOTES PAYABLE

Notes payable consists of the following as of:

	December 31,
	2010	2009
Notes payable to a bank, secured by the Company’s personal property, due in monthly principal and interest payments of $2,913 through August 2011, including interest at a per annum rate of 7.5%.	$22,716	$54,616
Notes payable to a stockholder, unsecured, interest at 8% per annum, due on demand.	20,000	-

Notes payable to the Company’s Chief Executive Officer, unsecured, non-interest bearing, due on demand.	44,000	44,000
Total	86,716	98,616
Less: Current portion	86,716	31,900

Notes Payable, less current portion	$--	$66,716

Phototron, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

For the purposes of Balance Sheet presentation notes payable have been presented as follows:

	December 31,	December 31,
	2010	2009
Notes payable	$22,716	$54,616
Notes payable, related party	64,000	44,000
	$86,716	$98,616

NOTE 5 – COMMITMENTS

Operating Leases

The Company leased its office and warehouse facilities under a lease that originally expired on December 31, 2007, with an automatic 3 year extension to December 31, 2010, requiring monthly payments of $3,554.  Rent expense, included in general and administrative expenses, was $42,642 in 2010 and 2009.  In January 2011, the lease term expired and the Company now rents the facility on a month-to-month basis.  In February 2011, the Company also entered into a new lease for office facilities (see Note 7).

NOTE 6 – INCOME TAXES

At December 31, 2010 and 2009, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income.  The amounts available were approximately $53,000 and $1,800 for Federal purposes, respectively, and $53,000 and $1,800 for state purposes respectively.  The Federal carryforward expires in 2030 and the state carryforward expires in 2015.  Given the Company’s history of net operating losses, management has determined that it is more likely than not the Company will not be able to realize the tax benefit of the carryforwards.  Accordingly, the Company has not recognized a deferred tax asset for this benefit.

Accounting guidance requires that a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.  Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with loss carry-forwards, the utilization of the Company’s net operating loss carry-forwards will likely be limited as a result of cumulative changes in stock ownership.  The company has not recognized a deferred tax asset and, as a result, the change in stock ownership has not resulted in any changes to valuation allowances.

Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

Phototron, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009

Significant components of the Company’s deferred income tax assets are as follows as of:

	December 31, 2010	December 31, 2009
Deferred income tax asset:
Net operating loss carry forward	$21,000	$700
Valuation allowance	(21,000)	(700)
Net deferred income tax asset	$—	$—

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

	Year Ended
	December 31,
	2010		2009
Federal Statutory tax rate	(34%	)	34%
State tax, net of federal benefit	(5%	)	5%
Change in valuation	(39%	)	39%
Allowance	39%		(39%)
Effective tax rate	- %		- %

NOTE 7 – SUBSEQUENT EVENTS

Merger Agreement and Private Placement

On February 14, 2011, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Catalyst Lighting Group, Inc. and its wholly owned subsidiary PHI Merger Corporation whereby the stockholders of the Company received approximately 78.37 common shares of Catalyst Lighting Group, Inc. in exchange for each share of common stock of the Company owned by them.  The transaction was completed on March 9, 2011 and will be accounted for as a reverse merger (recapitalization) with Phototron, Inc. deemed to be the accounting acquirer and PHI Merger Corporation deemed to be the legal acquirer.  A condition to the closing of the reverse merger was the Company’s consummation of a financing transaction generating gross proceeds to the company of $999,999 in exchange for 666,666 shares of the Company’s common stock.  The sale of the Company’s common stock was conducted through agents and closed concurrently with the signing of the Merger Agreement.

Operating Lease

In February 2011, the Company entered into a new lease for office facilities.  The landlord, Woodcourt, LLC, is an affiliate of a stockholder of the Company.  The terms of the new lease provide for monthly rental expense of $8,066 with annual cost of living adjustments.  The new lease expires in January 2014.

Amendment to 2010 Stock Incentive Plan

On February 14, 2011, the Company amended its 2010 Stock Incentive Plan (the Plan).  The amendment increased the number of shares reserved by the Plan from 333,333 to 433,333 and increased the number of shares that may be granted to any participant from 200,000 to 250,000.

Concurrent with the February 14, 2011 amendment to the Plan the Company issued 333,333 stock options to its directors and officers, and 100,000 options to certain of its employees and consultants.  All of the options have an exercise price of $1.50 per share, which is management’s estimate of the fair value of the common stock on the date of grant, and a ten-year term.  The options granted to directors and officers vest one-half upon issuance and one-half on the one year anniversary.  All other options vested immediately upon issuance.